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                                                                    EXHIBIT 10.9

                                      LEASE

                  This Lease is made this 29th day of January, 1999 between 56 GRANDVILLE, L.L.C., a Michigan limited liability company, of 20 Monroe, N.W., Suite 450, Grand Rapids, Michigan 49503 ("Landlord") and US XCHANGE, L.L.C., a Michigan limited liability company, of 20 Monroe, N.W., Suite 450, Grand Rapids, Michigan 49503 ("Tenant").

                  1. DESCRIPTION OF LEASED PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the building which is located at 56 Grandville Avenue, S.W., City of Grand Rapids, Kent County, Michigan commonly known as the Crane Building, as improved (the "Building") containing approximately 65,000 square feet of leaseable space as more particularly described on attached Exhibit A (the "Leased Premises") for the purposes, for the term, at the rents and under the terms and conditions set forth in this Lease.

                  2. USE OF LEASED PREMISES AND COMMON AREAS. Tenant shall occupy and use the Leased Premises as an office and telecommunications operations center and for related purposes. Tenant shall comply with all the health, safety, sanitary, zoning and building laws, codes, ordinances, rules, and orders of applicable governmental authorities affecting the use, cleanliness, occupancy, and preservation of the Leased Premises during the term of this Lease. However, Landlord represents and warrants to Tenant that there are no building or use restrictions applicable to the Building or the Leased Premises which would restrict or prevent the use of the Leased Premises as provided in this Paragraph.

                  3. TERM OF LEASE. The term of this Lease shall commence on July 1, 1999, or the date Tenant first takes occupancy of the Leased Premises, whichever is later (the "Commencement Date"), and shall continue for ten (10) years thereafter unless sooner terminated as provided in this Lease; provided, however, that in the event that the Commencement Date is a date other than the first day of a calendar month, then the initial term shall extend for said number of years in addition to the remainder of the calendar month in which the Commencement Date occurs.

                  Notwithstanding any contrary provision contained in this Lease, Tenant shall have the unilateral right, after the expiration of the first five (5) years of the term of this Lease, to terminate this Lease on each anniversary of the Commencement Date by providing Landlord written notice at least ninety (90) days prior to the termination date. Upon such termination, Landlord and Tenant shall have no further obligations to each other by reason of the provisions of this Lease.

                  4. RENT. Tenant covenants and agrees to pay Landlord as rent for the Leased Premises during the term of this Lease as follows:

                           (a) BASE RENT. Base Rent for the initial five (5)
years of this Lease shall be as set forth on the attached Exhibit B to be agreed upon by Landlord and Tenant


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prior to the Commencement Date. Base Rent for the sixth and all subsequent years of this Lease shall be $390,000.00 per year, payable in equal monthly installments of $32,500.00, subject, however, to adjustment as provided under Paragraph 4(b) below. The monthly Base Rent described above shall be payable in advance beginning on the Commencement Date, and continuing on the same day of each subsequent month throughout the term of this Lease. Notwithstanding the foregoing, if Ronald H. VanderPol ceases to own, as of any date after the initial five (5) years of this Lease, at least 51% of the issued and outstanding membership interests of Tenant (other than due to the occurrence of an Initial Public Offering), the Base Rent shall automatically be adjusted to equal the fair market value rate for the Leased Premises as of such date, as determined by appraisal. The appraisal shall be made by an appraiser selected jointly by Landlord and Tenant. If the parties are unable to agree upon the selection of an appraiser, each party shall select an independent appraiser. The two independent appraisers shall select a third independent appraiser who shall make the appraisal. The cost of the appraisal shall be borne equally by Landlord and Tenant.

                           (b) CPI ADJUSTMENTS. The Base Rent paid by Tenant
shall be adjusted upward, but never downward, effective as of the sixth anniversary of the Commencement Date (or the first day of the thirteenth month after the Commencement Date in the event the Commencement Date is a date other than the first day of a calendar month) and on the same day of each year thereafter during the term of this Lease to reflect the increase, if any, in the Consumer Price Index (All Cities, All Urban Consumers, All Items, 1982-1984=
100) (subsequently referred to as "CPI-U") or its successor Consumer Price Index, as published by the United States Bureau of Labor Statistics. This adjustment shall be computed by adding to the Base Rent an amount determined as follows: i) the CPI-U index number for second month preceding the fifth anniversary of the Commencement Date ("Initial Index Number") shall be subtracted from the CPI-U index number for the second month immediately preceding the effective date of increase; ii) the resulting amount shall be divided by the Initial Index Number and reduced to a decimal equivalent; iii) the resulting decimal shall be multiplied by the Base Rent. The Base Rent, as adjusted, shall be paid in equal monthly installments as provided in paragraph 4(a), above.

                  If the CPI-U is changed so that the base year differs from that used for the Initial Index Number, the CPI-U shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the CPI-U is discontinued or revised during the term of this Lease, such other government, index or computation with which it is replaced shall be used in order to obtain substantially the same results as would be obtained if the CPI-U had not been discontinued or revised.

                           (c) PAYMENT. The monthly installments of rent and all
other sums payable under this Lease by Tenant shall be paid to Landlord at 20 Monroe, N.W., Suite

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450, Grand Rapids, Michigan 49503, or at such other address as Landlord may direct by written notice.

                   5. LATE FEE. In the event any rental payment required under this Lease is not received by Landlord within thirty (30) days after it is due, a late payment fee equal to five percent (5%) of the late rental payment shall be immediately due from Tenant to Landlord.

                   6. TAXES AND SPECIAL ASSESSMENTS. Tenant shall pay and discharge all real property taxes and special assessments which may be levied against the Leased Premises or any part of the Building during the term of this Lease prior to the same becoming subject to interest or penalties. Tenant shall pay and discharge all personal property taxes which may be levied against its furniture, equipment and other personal property located on the Leased Premises.

                   7. INSURANCE AND INDEMNITY. Tenant shall keep the Building insured against the loss or damage by fire and those risks covered by "extended coverage" as provided in a Michigan standard fire insurance policy in the amount of the full replacement cost of the Building. All such policies of insurance shall be payable to Landlord or as Landlord specifies.

                   Tenant shall indemnify Landlord against and save Landlord harmless from any and all liabilities, obligations, damages, penalties, costs, and expenses, including reasonable attorneys fees, paid or incurred by Landlord and arising from Tenant's use and occupancy of the Leased Premises except such as either arise from the willful acts or negligence of Landlord, its agents, employees or contractors or are covered by insurance required to be carried by Landlord under this Lease. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant will, upon written notice from Landlord, at Tenant's expense, resist or defend such action or proceeding by a counsel approved by Landlord in writing. In addition, Tenant shall, at its cost and expense, obtain and keep in force during the term of this Lease a policy or policies of public liability and property damage insurance with an insurance company and on terms approved by Landlord and with liability coverage of not less than One Million Dollars ($ 1,000,000) on a combined single limit basis. Tenant shall furnish Landlord with certificates or other evidence acceptable to Landlord indicating that such insurance is in effect, showing Landlord as an additional insured party, and providing that Landlord shall be notified in writing at least thirty (30) days prior to cancellation of, any material change in or non-renewal of the policy.

                   Landlord shall indemnify Tenant against and save Tenant harmless from any and all liabilities, obligations, damages, penalties, costs, and expenses, including reasonable attorneys fees, paid or incurred as a result of the willful acts or negligence of Landlord, its agents, employees or contractors. If any action or proceeding is brought against Tenant by reason of any such claim, Landlord will, upon written notice from Tenant, at Landlord's expense, resist or defend such action or proceeding by a counsel approved by Tenant in writing.

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                   Tenant, at its expense, shall keep all of its furnishings, equipment and other personal property located on the Leased Premises fully insured against loss or damage by fire and those risks covered by "extended coverage" as provided in a Michigan standard fire insurance policy. Such policy of insurance shall be payable to Tenant or as Tenant specifies.

                   8. WAIVER OF SUBROGATION. Each policy of insurance authorized or required of either party under this Lease shall, to the extent permitted by the insurer, contain a clause or endorsement under which the insurer waives all right of subrogation against the other party, its agents and employees with respect to losses payable under such policy, and each party hereby waives all right of recovery it might otherwise have against the other party, its agents and employees for any loss or injury which is covered by such a policy of insurance, notwithstanding that such loss or injury may result from the negligence or fault of such other party, its agents or employees.

                   9. UTILITIES. Tenant shall pay all charges for utility services provided to the Leased Premises.

                   10. MAINTENANCE AND CONDITION OF LEASED PREMISES; REPRESENTATION OF LANDLORD. Tenant, at its expense, shall keep the interior of the Leased Premises in good maintenance, condition, and repair, reasonable wear and tear excepted. Additionally, all other necessary maintenance, repair and replacement of structural components and mechanical systems of the Building, including, without limitation, the roof, walls, floors and foundation, the HVAC, plumbing and electrical systems, lawn care and landscaping and snow and ice removal, shall be performed by Tenant at its cost and expense in accordance with standards typical for other similar buildings. Landlord represents and warrants that as of the Commencement Date all mechanical systems serving the Leased Premises, including, without limitation, the HVAC, plumbing and electrical systems, shall be in good working order and in a good state of maintenance and repair.

                   11. ALTERATIONS. Tenant shall not make or permit to be made any alterations, additions or improvements in, upon or to the Leased Premises, or any part of the Leased Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld. In the event such consent is obtained, all such alterations, additions or improvements shall be performed at the expense of Tenant and in accordance with all applicable laws and building codes and plans and specifications approved by Landlord. Tenant shall not allow any construction liens to attach to the Leased Premises or Building in connection with any such alteration and any such lien shall be released by Tenant within thirty (30) days after written notice from Landlord. All alterations, additions or improvements so made and installed by Tenant may be removed by Tenant, at Tenant's expense, upon the termination of this Lease provided Tenant repairs any damage caused by such removal and restores the Leased Premises to their condition prior to the making of such alteration, addition or improvement. Landlord's consent shall not be required for any redecorating of the Leased Premises performed by Tenant, including, without limitation, painting or installing wall or floor coverings. In addition,


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Landlord specifically consents to any modifications of the Leased Premises and the Building set forth on the attached Exhibit C.

                   12. PERFORMANCE BY LANDLORD OR TENANT. In the event Tenant fails to perform any of its covenants and agreements as set forth in this Lease and such failure continues for a period of ten (10) days after written notice from Landlord (except that no such notice shall be required in emergency situations), Landlord shall have the option to undertake such performance for Tenant, and the costs and expenses incurred by Landlord by reason of such undertaking shall be due and payable forthwith by Tenant to Landlord as additional rent under this Lease. However, in the event that Tenant's failure cannot reasonably be cured within the ten (10) day period, Landlord shall have no right to perform Tenant's covenant or agreement so long as Tenant commences such performance during the ten (10) day period and diligently pursues completion of such performance thereafter.

                   In the event Landlord fails to perform any of its covenants and agreements as set forth in this Lease for a period of ten (10) days after written notice from Tenant (except that no such notice shall be required in emergency situations), Tenant shall have the option to undertake such performance for Landlord, and the costs and expenses incurred by Tenant by reason of such undertaking shall be due and payable forthwith by Landlord to Tenant, and, if not so paid, may be set off against the rent and other sums due or to become due under this Lease. However, in the event that Landlord's failure cannot reasonably be cured within the ten (10) day period, Tenant shall have no right to perform Landlord's covenant or agreement so long as Landlord commences such performance during the ten (10) day period and diligently pursues completion of such performance thereafter.

                   13. COMPLIANCE WITH PUBLIC AUTHORITY REQUIREMENTS. Landlord represents and warrants that the Building and Leased Premises, as constructed, is in compliance with all existing laws, ordinances, orders, rules, regulations and requirements of all governmental authorities related to the design, safety, occupancy or use of the Building and Leased Premises, including the Americans with Disabilities Act and that the use of the Leased Premises as authorized in this Lease is not contrary to any law, ordinance, order, rule, regulation or requirement applicable to the Building or the Leased Premises. Tenant covenants and agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of the Leased Premises, including, without limitation, the Americans with Disabilities Act.

                  14. HAZARDOUS MATERIALS.

                           (a) DEFINITIONS. For purposes of this Lease, the
terms "Hazardous Materials" and "Relevant Environmental Laws" shall be defined as follows:

                                    (i) "Hazardous Materials" shall mean all
         solids, liquids and gasses, including but not limited to solid waste, asbestos, crude petroleum and


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         petroleum fractions, toxic chemicals, polychlorinated biphenyls, paint containing lead, volatile organic chemicals, chlorinated organic compounds, and urea formaldehyde foam insulation, which are governed or regulated by Relevant Environmental Laws.

                                    (ii) "Relevant Environmental Laws" shall
         include but not be limited to all federal, state or local laws, rules, regulations, orders or determinations established or issued by any judicial, legislative or executive body, of any governmental or quasi-governmental entity which govern or regulate the existence, storage, use, disposal, or release of any solid, liquid or gas on, in or under the Premises, or which govern or regulate the environmental effect of any activity currently or previously conducted on the mortgaged premises.

                           (b) TENANT'S OBLIGATIONS; INDEMNIFICATION. Tenant
shall not, nor shall it permit its employees, business invitees, contractors or subcontractors (collectively "Tenant's Agents"), to bring upon, keep, store, use, or dispose of any Hazardous Materials on, in, under, or about the Leased Premises, the Building except in compliance with all Relevant Environmental Laws. Tenant shall defend, indemnify, protect, and hold Landlord harmless from and against all claims, costs, fines, judgments, and liabilities, including attorneys' fees and costs, arising out of or in connection with the presence, storage, use, or disposal of Hazardous Materials in, on, under, or about the Leased Premises, the Building or adjacent property caused by the acts, omissions, or negligence of Tenant or Tenants Agents. Tenant's obligations hereunder shall survive the termination of this Lease.

                           (c) LANDLORD'S OBLIGATIONS; INDEMNIFICATION. Neither
Landlord nor Landlord's employees, business invitees, agents, contractors, or subcontractors (collectively "Landlord's Agents") shall bring upon, keep, store, use, or dispose of any Hazardous Materials in, on, under, or about the Leased Premises, the Building or adjacent property except in complete compliance with all Relevant Environmental Laws. Landlord represents and warrants that no asbestos or other Hazardous Materials have been or will be utilized in the construction of the Building, except as permitted under Relevant Environmental Laws in effect as of the time of construction, and that no underground storage tanks are located under the Building or any property adjacent to the Building. Landlord shall indemnify, defend, protect, and hold Tenant and Tenant's Agents harmless from and against any and all claims, costs, fines, judgments, and liabilities, including attorneys' fees and costs, arising out of or in connection with the presence of Hazardous Materials in, on, under, or about the Leased Premises, the Building or adjacent property upon the date this Lease commences or introduced in, on, under, or about the Leased Premises, the Building or adjacent property subsequent to commencement of this Lease due to the acts, omissions, or negligence of Landlord or Landlord's Agents. Landlord's obligations hereunder shall survive the termination of this Lease.


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                   15. DAMAGE TO LEASED PREMISES. In the event the Leased
Premises and/or the Building are damaged by fire, the elements, or other cause to such extent that either the Leased Premises are rendered untenantable by Tenant or more than fifty percent (50%) of the Building is rendered untenantable, then either party may terminate this Lease upon written notice given within thirty (30) days of the date the damage occurred and Landlord and Tenant shall have no further obligations by reason of its provisions. In the event of such a termination, Base Rent and Additional Rent shall be prorated to the date of such damage and Tenant shall have not less than thirty (30) days after delivery of the notice of termination to vacate the Leased Premises. In the event this Lease is not so terminated, Landlord shall as soon as reasonably possible rebuild the Building and the Leased Premises to substantially the condition that existed prior to the damage or in some other manner satisfactory to Tenant. Upon completion of such rebuilding, this Lease shall be reinstated in all of its terms; provided, however, the rent shall abate in full during the period from the date of the damage to the date of completion.

                   In the event the Leased Premises and the Building are not damaged to such extent that the Leased Premises are rendered wholly untenantable by Tenant or more than fifty percent (50%) of the Building is rendered untenantable, then Tenant shall continue to occupy that portion of the Leased Premises which are tenantable, the rent shall abate proportionately to the portion occupied, and Landlord shall promptly commence and complete repairs to the portions damaged.

                   In no event and under no circumstances shall Landlord be liable to Tenant for any loss occasioned by damage to the Leased Premises, other than for the abatement of rent as provided in this Paragraph 15, except to the extent of property damage resulting from the negligence of Landlord, its agents or employees which is not otherwise covered by insurance required to be carried by Tenant under this Lease.

                   16. EMINENT DOMAIN. In the event that the whole of the Leased Premises shall be taken or condemned for any public or quasipublic use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, then this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to that date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease.

                   In the event that less than the whole of the Leased Premises or any substantial portion of the Building is so taken or condemned, then either party shall have the right to terminate this Lease upon written notice to the other given at least fifteen (15) days prior to the date title vests in the condemnor, and this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to such date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease. In the event that this Lease is not so terminated, Landlord shall repair and restore the portion not affected by the taking so as to constitute the remaining premises a complete architectural unit. Thereafter, the rent to be paid by Tenant shall be adjusted proportionately according to the ratio that the floor


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area remaining in the Leased Premises bears to the former floor area in the
Leased Premises, and all of the other terms of this Lease shall remain in full force and effect.

                  In any such condemnation or eminent domain or similar proceedings the parties shall be entitled to claim and prove their respective losses and damages as provided by law.

                  17. DEFAULTS BY TENANT AND REMEDIES OF LANDLORD. In the event any rent shall not be paid when due and such default continues for ten (10) days after written notice from Landlord or if Tenant shall fail in the performance of any of the other covenant or agreement to be performed by Tenant under the provisions of this Lease and such failure continues for thirty (30) days after written notice from Landlord, Landlord shall have the option to terminate this Lease without notice to Tenant, to re-enter into, and again have and enjoy, the Leased Premises, with or without legal process, and to remove and evict Tenant and any person holding under Tenant from the Leased Premises, all without prejudice to any other remedy available to Landlord for the collection of rent coming due before or after such termination or the recovery of other damages. However, in the event any failure by Tenant cannot reasonably be cured within the thirty day period set forth in this Paragraph, Tenant shall not be deemed in default so long as Tenant commences such cure within the thirty day period and diligently pursues completion of such cure thereafter.

                  18. LEASE EXPENSES. In case suit shall be brought by either party to enforce the provisions of this Lease, the prevailing party in such action shall be entitled to recover all expenses so incurred, including attorneys' fees.

                  19. RIGHT OF ACCESS. Tenant agrees to permit Landlord, upon reasonable prior notice, to inspect or examine the Leased Premises at any reasonable time in a reasonable manner, for any emergency reason and to permit Landlord to make such repairs, decorations, alterations, improvements or additions in the Leased Premises, as Landlord may deem necessary for its preservation or which Tenant has covenanted in this Lease to do but has failed to do, without the same being construed as an eviction of Tenant, in whole or in part, by reason of loss or interruption of the business of Tenant because of the prosecution of such work, and the rent due under this Lease shall in no way abate while such decorations, repairs, alterations, improvements or additions are being made. Tenant shall have the right to accompany Landlord on any such inspections and examinations, which shall be scheduled to suit the reasonable convenience of both parties.

                  Landlord shall have the right to enter upon the Leased Premises at any reasonable time during the term, or any renewal term, of this Lease for the purpose of exhibiting the Leased Premise to prospective tenants or purchasers, provided advance notice is given to Tenant, and provided such exhibitions are scheduled to suit the reasonable convenience of both parties. For a period commencing six (6) months prior to the termination of this Lease and any renewals, Landlord may also place signs in, or upon the Leased Premises to indicate that the same are for


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rent, which signs shall not be altered, removed, obliterated or hidden by
Tenant. Signs indicating the Leased Premises are for sale may be placed on the Leased Premises at any time.

                   20. SURRENDER OF LEASED PREMISES. Tenant covenants and agrees to surrender possession of the Leased Premises to Landlord upon the expiration of the term of this Lease or any renewals or extensions of this Lease, or upon earlier termination of this Lease, in as good condition and repair as the same shall be at the commencement of the term of this Lease, or as the same may have been put by Landlord or Tenant during the continuance of this Lease and any renewals, or extensions, ordinary wear and tear and damage by fire, the elements or other casualty excepted. In addition, Tenant shall remove all of its property from the Leased Premises and shall repair any damage to the Leased Premises caused by such removal.

                   Any personal property of Tenant or of anyone claiming under Tenant which shall remain on the Leased Premises after the expiration or termination of this Lease shall be deemed to have been abandoned by Tenant, and either may be removed by Landlord as its property or may be disposed of in such manner as Landlord may see fit, and Landlord shall not be in any way responsible for such property.

                   21. HOLDING OVER. In the event Tenant shall continue to occupy all or any part of the Leased Premises after the expiration of the term, or any renewal term of this Lease, such holding over shall be deemed to constitute a tenancy from month to month, upon the same terms and conditions as are contained in this Lease, except as to term.

                   22. AGREEMENT AND SUBLEASE. Except as provided below, Tenant shall not assign this Lease or sublease all or any part of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Until such time as Ronald H. VanderPol ceases to own at least 51% of the issued and outstanding membership interests of Tenant (other than due to the occurrence of an Initial Public Offering), Tenant may sublease all or any part of the Leased Premises without Landlord's consent.

                   23. SUBORDINATION; NON-DISTURBANCE AGREEMENT. This Lease is and shall be subject and subordinate to any mortgage or mortgages now in force, or which shall at any time be placed upon the Leased Premises or the Building or any part thereof, and to each and every advance made pursuant to any such mortgage. Tenant agrees that it will upon demand execute and deliver such instruments as shall reasonably be required by any mortgagee or proposed mortgagee, to confirm or to effect more fully such subordination of this Lease to the lien of any such mortgage or mortgages.

                  Landlord shall provide Tenant with a non-disturbance agreement from all present and future mortgagees of the Leased Premises which will expressly recognize Tenant's rights under this Lease and shall permit Tenant's continued possession of the Leased Premises under this Lease so long as Tenant is not in default, without any diminution of Tenant's rights, notwithstanding any action by any such mortgagee to foreclose its mortgage or otherwise pursue


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its rights pursuant to its mortgage. A non-disturbance agreement from all existing mortgagees shall be provided within thirty (30) days after the execution of this Lease. In addition, a non-disturbance agreement from each future mortgagee shall be provided within thirty (30) days after the recording of the mortgage.

                  24. ATTORNMENT. In the event any proceedings are brought for the foreclosure of any mortgage covering the Leased Premises, or in the event of the conveyance by deed in lieu of foreclosure, or in the event of exercise of the power of sale under any such mortgage, or in the event of the sale or transfer of the Leased Premises by Landlord, Tenant hereby attorns to the new owner and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as Landlord under this Lease.

                  25. QUIET ENJOYMENT. On paying the rent and on performing all of the covenants and agreements on its part to be performed under the provisions of this Lease, Tenant shall peacefully and quietly have, hold and enjoy the Leased Premises for the term, and for any renewal term, of this Lease.

                  26. BENEFIT AND OBLIGATION. The benefits of this Lease shall accrue to, and the burdens of this Lease shall be the liabilities of, the heirs, personal representatives, successors and assigns of Landlord and Tenant.

                  27. NOTICES. All notices required under any provision of this Lease shall be deemed to be properly served if delivered in writing personally, or sent by registered or certified mail to each party at their address as stated above or at such other address as each party shall designate in writing delivered to the other party. All mailed notices shall be effective upon mailing.

                  28. WAIVER. The failure of either party to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof or of the right of either party to enforce each and every covenant and condition of this Lease, and no provision of this Lease shall be deemed to have been waived unless such waiver is in writing. One or more waivers of any covenant or condition by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant or condition nor shall the acceptance of rent or other payment by Landlord at any time when Tenant is in default under any term, covenant or condition of this Lease constitute a waiver of such default, nor shall any waiver or indulgence granted by either party be taken as an estoppel against the party granting the indulgence or waiver.

                  29. UNENFORCEABILITY. In the event any covenant, term, provision, obligation, agreement or condition of this Lease is held to be unenforceable, it is mutually agreed and understood, by and between the parties hereto, that the other covenants, terms, provisions, obligations, agreements and conditions herein contained shall remain in full force and effect.

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                  30. CAPTIONS. All headings contained in this Lease are
intended for convenience only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

                  31. GOVERNING LAW. This Lease shall be governed by the laws of the State of Michigan.

                  32. TENANT IMPROVEMENTS. At the request of Tenant, Landlord shall install and complete the improvements to the Leased Premises required by Tenant which are set forth on Exhibit C (the "Tenant Improvements"). All Tenant Improvements shall be completed by Landlord in a good, workmanlike manner, free from faults and defects and in accordance with all applicable laws and building codes and the plans and specifications provided by Tenant. The Tenant Improvements shall also be completed in accordance with a construction schedule approved by both parties and by contractors approved by Tenant.

                  33. SIGNS. Landlord shall have no obligation to provide any signs for Tenant or the Leased Premises. All signs placed on the Leased Premises by Tenant shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. All signs approved by Landlord shall be erected at Tenants sole cost and expense, and in compliance with all applicable laws, ordinances, codes and regulations. In addition, all such signs shall be removed by Tenant upon the termination of this Lease and all damages repaired at Tenant's cost and expense. Tenant shall have the right to have its business name included on any sign identifying the Building and in any Building directory in a manner consistent with other tenants of the Building.

                  34. LANDLORD DEFAULT. In the event the Landlord defaults under the terms of this Lease and fails to cure such default within thirty (30) days after written notice from Tenant, Tenant shall have the right to terminate this Lease upon ninety (90) days written notice to Landlord given at any time after the thirty (30) day period but before the default is cured. The rights set forth in this Paragraph shall be in addition to any other remedies available to Tenant.

                  IN WITNESS OF WHICH, Landlord and Tenant have executed this Lease.

SIGNED IN THE PRESENCE OF:

                                  56 GRANDVILLE, L.L.C.,
                                  a Michigan limited liability company

  /s/  Chris D. Leeves            By:      Williams Investment Co.,
--------------------------                 a Michigan co-partnership

  /s/  Donald Offringa                     By  /s/  R. Thomas Williams
--------------------------                    ---------------------------------
                                                    R. Thomas Williams,
                                                    Managing Partner

                                  By:      RVP Development Corporation,
                                           a Michigan corporation

                                           By  /s/ Randall Veltkamp
                                              ---------------------------------
                                                    Randall Veltkamp, President


                                                             LANDLORD


                                  US XCHANGE, L.L.C.,
                                  a Michigan limited liability company

  /s/  Ruth Miedema               By  /s/ Richard Postma
--------------------------            -----------------------------------------
                                         Richard Postma, Member

  /s/  Donald Offringa                                       TENANT
--------------------------

                                    EXHIBIT A



                  [Graphical depiction of leased premises.]

                                    EXHIBIT B

                  Base Rent, as described in Section 4(a), for the Leased Premises during the initial five (5) years of the Lease between 56 Grandville, L.L.C. and US Xchange, L.L.C. shall be as follows:

                  -      $15,000.00/month ($6.00/s.f. - 3rd and 4th floors)
                         commencing September 1, 1999

                  -      $81,500.00/month ($15.05/s.f. - 2nd, 3rd and 4th
                         floors) commencing October 1, 1999

                  - $86,500.00/month ($15.97/s.f. - all floors) commencing October 15, 1999



                                            56 GRANDVILLE, L.L.C. (LANDLORD)



Dated:  9-10-99                             By  /s/ Donald Offringa
      ----------------------                   ------------------------------


                                            US XCHANGE, L.L.C. (TENANT)



Dated:  9-10-99                             By  /s/ Richard Postma
      ----------------------                   ------------------------------